SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549




                                     FORM 8-K
                                  CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of
                        The Securities Exchange Act of 1934




                  Date of Report (date of earliest event reported):
                                  June 19, 2003



                                XEROX CORPORATION
              (Exact name of registrant as specified in its charter)

   New York                         1-4471                     16-0468020
(State or other                 (Commission File             (IRS Employer
 jurisdiction of                 Number)                      Identification
 incorporation)                                               No.)



                               800 Long Ridge Road
                                 P. O. Box 1600
                         Stamford, Connecticut  06904-1600
                (Address of principal executive offices)(Zip Code)



                Registrant's telephone number, including area code:
                                (203) 968-3000



                                Not Applicable
           (Former name or former address, if changed since last report)
















Item 5.  Other Events.

Registrant set pricing after the close of market on June 19, 2003 on the issuance of new common stock, mandatory convertible preferred stock and senior unsecured notes. Registrant also said that it finalized the terms of a new revolving credit facility.

Upon the closing of these transactions, Registrant will complete its recapitalization plan announced earlier this month. This financing will de-lever the balance sheet and extend debt maturities, providing Registrant with additional operating and financial flexibility.

Registrant will issue approximately 40 million shares of common stock at $10.25 per share and will issue 8 million shares of 3-year mandatory convertible preferred stock at $100 per share. The mandatory convertible preferred stock will have a dividend yield of $6.25 per share and a conversion premium of 20 percent over the common stock offering price of $10.25 per share.

Registrant will also issue $700 million of 7-year senior unsecured notes due 2010 and bearing interest at 7-1/8 percent. In addition, $550 million of 10-year senior unsecured notes due 2013 will be issued, bearing interest at 7-5/8 percent.

Registrant noted that the mandatory convertible preferred stock and the senior unsecured notes were oversubscribed from initial expectations due to strong demand. Also on June 19, 2003 Registrant entered into an agreement with Citigroup, Deutsche Bank, Goldman Sachs, JPMorgan, Merrill Lynch and UBS for a new $1 billion credit facility consisting of a $700 million revolving facility and a $300 million term loan, both maturing in September 2008. This new credit facility, which is expected to close on June 25, becomes effective upon successful completion of Registrant's common stock and mandatory convertible preferred stock offerings.





















              DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain certain statements that are not historical fact and which are deemed to be forward-looking. These forward-looking statements and other information are based on our beliefs as well as assumptions made by us using information currently available.

The words "anticipate," "believe," "estimate," "expect," "intend," "will," and similar expressions, as they relate to us, are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, intended or expected. We do not intend to update these forward-looking statements.

We are making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors which could cause actual results to differ materially from those contained in the forward-looking statements. Such events and factors include, but are not limited to, those listed under "Forward Looking Statements" in our Annual Report on Form 10-K for the year ended December 31, 2002, our Quarterly Report on Form 10-Q for the three months ended March 31, 2003, our Current Report on Form 8-K dated April 30, 2003 and under similarly captioned sections in future filings that we make with the SEC under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.




























                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                      XEROX CORPORATION


                                         /s/ Martin S. Wagner
                                      __________________________
                                      By:    Martin S. Wagner
Dated: June 20, 2003                         Assistant Secretary